General Steel Reports Results for Full-year and Fourth Quarter 2008

Tuesday March 10, 6:41 am ET

Full-year revenue increases 75% year-over year to record $1.35 billion

BEIJING, March 10 /PRNewswire-Asia-FirstCall/ -- General Steel Holdings, Inc. (''General Steel'' or ''the Company'') (NYSE: GSI - News), one of China's leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced its financial results for the full year and fourth quarter ended December 31, 2008.

Operational Highlights for 2008

-- Completed construction of two, 1,280 cubic meter blast furnaces at Longmen Joint Venture. The new blast furnaces are more efficient, require less manpower, coke and energy, which the Company expects will lower production costs and increase competitiveness in the long run;

-- Opened new sales office in Sichuan province;

-- Selected as a "Preferred Supplier" of rebar by the national government for Sichuan earthquake rebuilding efforts;

-- Completed acquisition of Maoming Hengda Steel Co, Ltd in Guangdong province;

-- Migrated to NYSE;

-- Celebrated the 20th anniversary of the Company's founding subsidiary, Tianjin Daqiuzhuang Metal Sheet Co., Ltd.

“As evidenced by our record full-year revenues, our strategy to merge, create joint ventures, and acquire state-owned and private steel companies is generating results,'' said Mr. Henry Yu, General Steel's chairman and chief executive officer. ''While the economic slowdown inevitably had a significant effect on the steel industry during the fourth quarter, our strategic decision to keep inventory levels relatively low and sell-out of high priced inventory as quickly as possible led to a return to positive gross margins in December. Going forward, I'm confident that our unique focus and ideal geographic location will allow us to continue benefiting from stimulus-related construction and rural infrastructure development projects in China. Meanwhile, the catalysts for industry consolidation continue to strengthen and we have the experience, track record and management team to execute as opportunities arise.''

Selected Financial Results for the Full Year and Fourth Quarter Ended December 31, 2008

Total revenues for the full year increased 74.9% to $1.4 billion from $772.4 million in 2007. Total revenues in the fourth quarter decreased 2.6% to $261.1 million from $268.2 million in the fourth quarter of 2007.

The significant year-over-year increase in total revenues for the full year was largely the result of higher selling prices during the first three quarters of the year as well as the timing of acquisitions, including Baotou Steel Pipe Joint Venture, Longmen Joint Venture and Maoming, the operations of which began contributing to consolidated financial results on May 25, 2007, June 1, 2007 and June 25, 2008, respectively. The fourth quarter year-over-year decrease in revenues was largely a result of the global financial crisis, which depressed both demand and prices for commodities in China and elsewhere.

Cost of Sales

Total cost of sales for the full year increased 87.7% to $1.3 billion from $715.8 million in 2007. Total cost of sales for the fourth quarter increased 14.3% to $282.7 million from $247.2 million in the fourth quarter of 2007.

Cost of sales principally consists of the cost of raw materials, labor, utilities, manufacturing costs, manufacturing-related depreciation and other fixed costs. The year-over-year increase over the full year was mostly due to the increase in the Company's primary raw material in the first three quarters of the year, and the timing of the acquisitions, including Baotou Steel Pipe Joint Venture, Longmen Joint Venture and Maoming, the operations of which began contributing to consolidated financial results on May 25, 2007, June 1, 2007 and June 25, 2008, respectively. The fourth quarter year-over-year increase in the cost of sales was primarily the result of using up higher-priced inventory of raw materials acquired during times of rising prices.

Gross Profit

Gross profit for the full year was $7.9 million, an 86.0% decrease from $56.7 million in 2007. Gross loss for the fourth quarter was $21.6 million, compared to gross profit of $21.0 million in the fourth quarter of 2007.

The year-over-year decreases in gross profit for the full year and fourth quarter were largely due to the economic slowdown in China's real estate and construction markets and in the overall domestic economy in the fourth quarter when steel prices abruptly dropped to levels below raw material inventory value.

Gross margin for the full year was 0.6%, compared to 7.3% in 2007. Gross margin for the fourth quarter was -8.3%, compared to 7.8% in the fourth quarter of 2007. Gross margins in the full year and fourth quarter ended December 31, 2008 were primarily affected by price erosion during the time between the signing of supply contracts and the fulfillment of customer orders.

During the fourth quarter, raw material prices in China were dropping along with those of finished products. The Company noted that selling off higher-priced inventory as quickly as possible, even at prices resulting in a gross loss, allowed it to accommodate lower-cost inventory. The Company began using lower-cost inventory at Longmen Joint Venture in December 2008, at which time margins there returned to positive territory, excluding the effects of a $1.8 million inventory write-down recorded in the fourth quarter of 2008.

    Longmen Joint Venture Gross Profit Margin Percentage

October 2008	-19.1%
November 2008	-3.7%
December 2008	1.3%

Because General Steel purchases the majority of its iron ore supply on the domestic spot market, the Company believes it was better able to quickly take advantage of falling raw material prices compared to many of its competitors with long-term, fixed-price supply contracts.

Operating Expenses

Selling, general and administrative expenses for the full year increased 128.5% to $36.9 million from $16.2 million in 2007. Selling, general and administrative expenses for the fourth quarter increased 45.5% to $8.6 million from $5.9 million in the fourth quarter of 2007. Selling, general and administrative expenses were 2.7% and 3.3% of total revenues in the full year and fourth quarter ended December 31, 2008, respectively, versus 2.1% and 2.2% in the full year and fourth quarter ended December 31, 2007.

A large portion of the year-over-year increases in selling, general and administrative expenses for the full year and fourth quarter was attributable to the timing of General Steel's acquisitions, most notably the Maoming subsidiary, which did not exist in the fourth quarter of 2007.

Finance and interest expenses for the full year increased 149.2% to $23.2 million from $9.3 million in 2007. Finance and interest expenses for the fourth quarter increased 53.2% to $4.0 million from $2.6 million in the fourth quarter of 2007. The increase was primarily due to make-whole interest on the conversion of the convertible debt.

Net Income

Net loss for the full year was $11.3 million, compared to net income of $22.4 million in 2007. Net loss for the fourth quarter was $9.7 million, compared to net income of $12.1 million in the fourth quarter of 2007.

Basic and diluted losses per share were $0.32 for full year of 2008. Basic and diluted losses per share were $0.27 in the fourth quarter of 2008.

Balance Sheet

As of December 31, 2008 General Steel had cash and restricted cash of $145.6 million, compared to $52.1 million as of December 31, 2007. Accounts receivable and accounts receivable - related parties were $8.3 million as of December 31, 2008, compared to $11.8 million as of December 31, 2007.

Conference Call

General Steel management will hold an earnings conference call at 8:00 a.m. U.S. Eastern Time on March 10, 2009. Management will discuss results and highlights from the quarter and full year and answer questions. The dial-in number and passcode for the conference call are as follows:

U.S. Toll Free: +1-800-860-2442

Passcode: General Steel Holdings

The conference call will be broadcast live over the Internet and can be accessed by clicking the following link: http://www.visualwebcaster.com/event.asp?id=56532

Additionally, an archived Web cast of this call will be available on the Investor Relations section of General Steel's website at http://www.gshi-steel.com.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI - News), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit http://www.gshi-steel.com ..

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

    For investor and media inquiries please contact:

    In China:

     Ms. Jing Ou-Yang
     General Steel Holdings, Inc.
     Tel:   +86-10-5879-7346
     Email: jing.ouyang@gshi-steel.com

     Mr. Justin Knapp
     Ogilvy Financial, Beijing
     Tel:   +86-10-8520-6556
     Email: justin.knapp@ogilvy.com

    In the United States:

     Ms. Jessica Barist Cohen
     Ogilvy Financial, New York
     Tel:   +1-646-460-9989
     Email: jessica.cohen@ogilvypr.com

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007
ASSETS

	December 31,	December 31,
	2008	2007
CURRENT ASSETS:
Cash	$14,895,442	$43,713,346
Restricted cash	130,700,335	8,391,873
Notes receivable	38,207,312	4,216,678
Notes receivable - restricted	--	12,514,659
Note receivable - related party	--	--
Accounts receivable, net of
allowance for doubtful accounts of
$ 401,109 and $148,224 as of
December 31, 2008 and December 31,
2007, respectively	8,329,040	11,225,678
Accounts receivable -
related parties	--	565,631
Short term loan receivable -
related parties	--	1,233,900
Other receivables, net of allowance
for doubtful accounts of $684,767
and $0 as of December 31, 2008 and
December 31, 2007, respectively	5,099,469	1,280,853
Other receivables - related parties	523,024	1,913,448
Dividend receivable	630,481	-
Inventories	59,548,915	77,928,925
Advances on inventory purchases	47,153,869	58,170,474
Advances on inventory purchases -
related parties	2,374,637	9,944,012
Prepaid expenses - current	441,558	1,059,866
Prepaid expenses related
party - current	52,812	49,356
Deferred tax assets	7,487,380	399,751
Plant and equipment to be disposed	586,508	--
	316,030,782	232,608,450
PLANT AND EQUIPMENT, net	491,705,028	218,263,367

OTHER ASSETS:
Advances on equipment purchases	8,965,382	742,061
Investment in unconsolidated
subsidiaries	13,959,432	822,600
Prepaid expenses - non current	1,195,073	506,880
Prepaid expenses related party -
non current	211,248	142,467
Long term other receivable	4,872,584	--
Intangible assets, net of
accumulated amortization	24,555,655	21,756,709
Note issuance cost	4,217,974	3,564,546
Total other assets	57,977,348	27,535,263
Total assets	$865,713,158	$478,407,080

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short term notes payable	$206,040,150	$15,163,260
Accounts payable	149,239,317	102,241,708
Accounts payable - related parties	15,326,524	14,302,738
Short term loans - bank	67,840,256	93,019,608
Short term loans - others	87,833,706	26,473,097
Short term loans - related parties	7,349,670	--
Other payables	3,182,661	3,343,684
Other payable - related parties	677,013	2,126,383
Accrued liabilities	7,779,488	5,248,863
Customer deposits	141,101,584	37,872,698
Customer deposits - related parties	7,216,319	9,211,736
Deposits due to sales representatives	8,149,279	3,068,298
Taxes payable	13,916,636	27,576,240
Distribution payable to former
shareholders	18,765,209	9,401,603
Total current liabilities	734,417,812	349,049,916

NOTES PAYABLE, net of debt discount
of $26,094,942 and $34,559,584 as of
December 31, 2008 and December 31,
2007, respectively	7,155,058	5,440,416

DERIVATIVE LIABILITIES	9,903,010	28,483,308

Total liabilities	751,475,880	382,973,640

MINORITY INTEREST	49,397,915	42,044,266

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value,
50,000,000 shares authorized,
3,092,899 shares
issued and outstanding	3,093	3,093
Common Stock, $0.001 par value,
200,000,000 shares authorized,
36,128,833 and
34,634,765 shares issued and
outstanding as of December 31,
2008 and 2007, respectively	36,129	34,635
Paid-in-capital	37,128,641	23,429,153
Retained earnings	10,752,235	22,686,590
Statutory reserves	4,242,235	3,632,325
Contribution receivable	(959,700)	(959,700)
Accumulated other comprehensive income	13,636,730	4,563,078
Total shareholders' equity	64,839,364	53,389,174

Total liabilities and
shareholders' equity	$865,713,158	$478,407,080

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006

REVENUES	$1,004,847,767	$416,900,597	$139,494,624

REVENUES - RELATED PARTIES	346,355,382	355,538,568	--

TOTAL REVENUES	1,351,203,149	772,439,165	139,494,624

COST OF SALES	999,318,491	389,614,876	135,324,190

COST OF SALES - RELATED
PARTIES	343,956,867	326,135,528	--

TOTAL COST OF SALES	1,343,275,358	715,750,404	135,324,190

GROSS PROFIT	7,927,791	56,688,761	4,170,434

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	36,941,996	16,163,956	2,421,285

(LOSS) INCOME FROM OPERATIONS	(29,014,205)	40,524,805	1,749,149

OTHER INCOME (EXPENSE), NET
Interest income	4,251,287	871,221	182,780
Interest/finance (expense)	(23,166,055)	(9,296,601)	(2,345,031)
Change in fair value of
derivative liabilities	12,820,578	6,235,754	--
Gain from debt extinguishment	7,168,500	--	--
Income from equity investments	1,895,941	--	--
Other nonoperating income
(expense), net	766,560	927,809	2,245,081
Total other income
(expense), net	3,736,811	(1,261,817)	82,830

(LOSS) INCOME BEFORE PROVISION
FOR INCOME TAXES	(25,277,394)	39,262,988	1,831,979
AND MINORITY INTEREST

PROVISION (BENEFIT) FOR INCOME
TAXES
Current	1,423,737	5,224,722	--
Deferred	(6,834,849)	(388,525)	--
Total provision for
income taxes	(5,411,112)	4,836,197	--

(LOSS) INCOME BEFORE MINORITY
INTEREST	(19,866,282)	34,426,791	1,831,979

LESS MINORITY INTEREST	(8,541,837)	12,000,870	798,771

NET (LOSS) INCOME	(11,324,445)	22,425,921	1,033,208

FOREIGN CURRENCY TRANSLATION
GAIN	9,073,652	3,486,390	677,500

COMPREHENSIVE (LOSS) INCOME	$(2,250,793)	$25,912,311	$1,710,708

WEIGHTED AVERAGE NUMBER OF
SHARES
Basic	35,381,210	32,424,652	31,250,000
Diluted	35,381,210	32,558,350	31,250,000

EARNINGS PER SHARE
Basic	$(0.32)	$0.69	$0.03
Diluted	$(0.32)	$0.69	$0.03

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net (loss) income	$(11,324,445)	$22,425,921	$1,033,208
Adjustments to reconcile net
income (loss) to cash
provided by (used in)
operating activities:
Minority interest	(8,541,837)	12,000,870	798,771
Depreciation	21,505,614	9,740,317	1,619,267
Amortization	908,183	596,538	297,933
Bad debt allowance	704,261	1,510	132,895
Gain from debt extinguishment	(7,168,500)	--	--
(Gain) Loss on disposal of
equipment	306,210	10,404	28,137
Inventory Allowance	2,204,239	--	--
Stock issued for services and
compensation	2,722,937	595,776	--
Income from investment	(1,895,942)	--	--
Interest expense accrued on
mandatory redeemable stock	--	114,135	458,904

Amortization of deferred note
issuance cost	49,762	29,954	--
Amortization of discount on
convertible notes	782,987	159,478	--
Change in fair value of
derivative instrument	(12,820,578)	(6,235,754)	--
Make whole shares interest
expense on notes conversion	2,310,312	--	--
Deferred tax assets	(6,936,924)	(383,918)	--
Changes in operating assets
and liabilities
Accounts receivable	2,090,784	16,247,520	(15,871,902)
Accounts receivable - related
parties	(18,274,799)	(543,228)	--
Notes receivable	(33,063,540)	(9,491,608)	(521,888)
Other receivables	(4,124,334)	(453,072)	(152,111)
Other receivables - related
parties	2,422,837	(990,037)	(850,400)
Loan receivable	1,297,350	(1,185,030)	--
Inventories	29,219,660	(8,853,823)	(1,366,266)
Advances on inventory
purchases	19,916,130	(45,012,751)	8,581,191
Advances on inventory
purchases - related parties	7,814,408	(9,550,168)	--
Prepaid expense - current	1,075,336	(949,243)	--
Prepaid expense - current-
related parties	--	(47,401)	--
Prepaid expense - non current	(616,490)	252,872	44,559
Prepaid expense - non current
- related parties	(57,783)	(136,825)	--
Accounts payable	11,974,753	88,355,643	2,106,005
Accounts payable - related
parties	44,724,582	13,736,262	--
Other payables	(1,752,319)	823,345	135,275
Other payable - related
parties	(1,482,156)	(76,863,715)	(980,000)
Accrued liabilities	214,305	2,440,134	259,000
Dividends payable	(815,412)	--	--
Customer deposits	95,131,910	2,559,598	(221,532)
Customer deposits - related
parties	(2,286,955)	8,846,895	--
Taxes payable	(22,443,176)	20,799,845	3,577,364
Net cash provided by (used
in) operating activities	113,771,370	39,040,444	(891,590)

CASH FLOWS FROM INVESTING
ACTIVITIES:
Cash acquired from subsidiary	2,782,058	508,906	--
Notes receivable - related
party	--	--	3,013,680
Proceeds from short term
investment	--	--	37,671
Increase in investment payable	--	6,320,160	--
Acquire long term investment	--	(790,020)	--
Advance on equipment purchases	(8,029,323)	(712,671)	1,066,504
Advance on land use right
purchases	--	--	(72,031)
Deposits due to sales
representatives	4,781,548	840,055	732,073
Long term other receivable	(4,787,887)	--	--
Cash proceeds from sale of
equipment	598,137	63,422	--
Equipment purchases	(195,303,329)	(21,523,962)	(9,267,419)
Intangible assets purchases	(245,081)	--	--
Payment to original
shareholders	(7,290,000)	--	--
Net cash used in provided by
investing activities	(207,493,877)	(15,294,110)	(4,489,522)

CASH FLOWS FINANCING ACTIVITIES:
Restricted cash	(87,120,615)	236,655	(1,374,495)
Notes receivable- restricted	13,158,192	--	--
Borrowings on short term
loans - bank	71,057,301	56,812,972	29,663,401
Payments on short term
loans - bank	(103,640,664)	(27,462,159)	(53,111,728)
Borrowings on short term
loan - others	87,207,494	5,230,372	--
Payments on short term
loans - others	(53,031,087)	(12,640,320)	--
Borrowings on short term loans
- related parties	7,221,915	--	--
Payments on short term loans -
related parties	(7,693,286)	(17,117)	--
Borrowings on short term
notes payable	335,869,500	14,562,702	7,986,252
Payments on short term
notes payable	(200,415,606)	(38,210,634)	(5,474,852)
Cash received on stock issuance	700,000	--	--
Cash received from issuance of
convertible note	--	36,855,500	--
Cash contribution received from
minority shareholders	--	790,020	--
Cash received from warrants
conversion	--	5,300,000	--
Payment to minority
shareholders	--	(2,813,644)	--
Net cash provided by
financing activities	63,313,144	12,994,778	3,338,147

EFFECTS OF EXCHANGE RATE CHANGE
IN CASH	1,591,459	140,685	226,142

INCREASE (DECREASE) IN CASH	(28,817,904)	36,881,797	(1,816,824)

CASH, beginning of period	43,713,346	6,831,549	8,648,373

CASH, end of period	$14,895,442	$43,713,346	$6,831,549

	Preferred stock		Common stock		Paid-in
	Shares	Par value	Shares	Par value	capital
BALANCE, January 1, 2006	--	$--	31,250,000	$31,250	$6,871,358

BALANCE, December 31, 2006	--	$--	31,250,000	$31,250	$6,871,358

Common stock issued
for service,
$1.32/share			18,000	18	23,742
Preferred stock
issued for
acquisition of
minority interest,
net of dividend
distribution to
Victory New			3,092,899	3,093	8,370,907
Common stock
issued for
conversion of
redeemable stock,
$1.95/share			1,176,665	1,177	2,293,320
Conversion of
warrants, $2.50			2,120,000	2,120	5,297,880
Common stock issued
for compensation,		8.16	70,100	70	571,946

BALANCE, December
31, 2007	3,092,899	$3,093	34,634,765	$34,635	$23,429,153

Common stock issued
for compensation,		7.16	76,600	77	548,379

Common stock issued
for compensation,		10.43	150,000	150	1,564,350

Common stock issued
for compensation,		6.66	87,400	87	581,997

Common stock issued
for compensation,		10.29	90,254	90	928,582

Common stock issued
for consulting
fee, $3.6			100,000	100	359,900
Common stock issued
for public
relations, $3.6			25,000	25	89,975
Common stock issued
for compensation,		3.5	87,550	88	306,337

Common stock
transferred by CEO
for compensation,		6.91	--	--	207,300

Common stock issued
at $5/share			140,000	140	699,860
Notes converted to
common stock			541,299	541	6,102,691
Make whole shares
issued on notes
conversion			195,965	196	2,310,117

BALANCE, December
31, 2008	3,092,899	$3,093	36,128,833	$36,129	$37,128,641

	Retained earnings		Subscriptions
	Statutory
	reserves	Unrestricted	receivable
BALANCE, January 1, 2006	$840,753	$4,207,236	$--

Net income		1,033,208
Adjustment to statutory reserve	266,257	(266,257)

BALANCE, December 31, 2006	$1,107,010	$4,974,187	$--

Net income		22,425,921
Adjustment to statutory reserve	2,525,315	(2,525,315)
Registered Capital to be received
from Baotou Steel by 05/21/09			(959,700)
Preferred stock issued for
acquisition of minority interest,
net of dividend distribution to
Victory New		(2,188,203)

BALANCE, December 31, 2007	$3,632,325	$22,686,590	$(959,700)

Net loss		(11,324,445)
Adjustment to statutory reserve	609,910	(609,910)

BALANCE, December 31, 2008	$4,242,235	$10,752,235	$(959,700)

	other
	comprehensive
	income	Total

BALANCE, January 1, 2006	$399,188	$12,349,785

Net income		1,033,208
Adjustment to statutory reserve		--
Foreign currency translation gain	677,500	677,500

BALANCE, December 31, 2006	$1,076,688	$14,060,493

Net income		22,425,921
Adjustment to statutory reserve		--
Registered Capital to be received from
Baotou Steel by 05/21/09		(959,700)
Common stock issued for service, $1.32/share		23,760
Preferred stock issued for acquisition of
minority interest, net of dividend
distribution to Victory New		6,185,797
Common stock issued for conversion
of redeemable stock, $1.95/share		2,294,497
Conversion of warrants, $2.50		5,300,000
Common stock issued for compensation, $8.16		572,016
Foreign currency translation gain	3,486,390	3,486,390

BALANCE, December 31, 2007	$4,563,078	$53,389,174

Net loss		(11,324,445)
Adjustment to statutory reserve		--
Common stock issued for compensation, $7.16		548,456
Common stock issued for compensation, $10.43		1,564,500
Common stock issued for compensation, $6.66		582,084
Common stock issued for compensation, $10.29		928,672
Common stock issued for consulting fee, $3.6		360,000
Common stock issued for public relations, $3.6		90,000
Common stock issued for compensation, $3.5		306,425
Common stock transferred by CEO for
compensation, $6.91		207,300
Common stock issued at $5/share		700,000
Notes converted to common stock		6,103,232
Make whole shares issued on notes conversion		2,310,313
Foreign currency translation adjustments	9,073,652	9,073,652

BALANCE, December 31, 2008	$13,636,730	$64,839,363